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                                                                      EXHIBIT 21


                              LASERTECHNICS, INC.

                         - SUBSIDIARIES OF THE COMPANY



Names of Subsidiaries                              State of Incorporation
---------------------                              ----------------------
Sandia Imaging Systems Corporation                         Delaware

Sandia Imaging Systems Europe, S. A.                       France

Lasertechnics Marking Corporation                          Delaware